                                                                   Exhibit 10.14

                             LETTER AMENDMENT NO. 2
                                       TO
               MASTER SHELF AGREEMENT DATED AS OF OCTOBER 15, 1999



                                January 23, 2001



The Prudential Insurance Company
  of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

     We refer to the Master Shelf Agreement dated as of October 15, 1999, as amended by Letter Amendment No. 1 dated February 28, 2000 (as so amended, the "AGREEMENT") among the undersigned, Lennox International Inc. (the "COMPANY"), and The Prudential Insurance Company of America ("PRUDENTIAL"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

     The Company has requested that Prudential enter into this Letter Amendment No. 2 to evidence amendment of the Agreement as set forth herein. You have indicated your willingness to so agree. Accordingly, it is hereby agreed by you and us as follows:

     The Agreement is, effective the date first above written, hereby amended as follows:

          PARAGRAPH 10.12.3. FINANCIAL COVENANTS. The first sentence of clause
     (b) of paragraph 10.12.3 is amended in full to read as follows:

               "(b) CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. As of the last day of each fiscal quarter during the periods described below, the Company shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed: (i) 3.00 to 1.00 at all times other than as described in the following clause (ii); or (ii) 3.25 to
          1.00 for all fiscal quarters ending prior to September 30, 2001."

          SCHEDULE B. DEFINED TERMS. The definition of "Consolidated Net Income" in Schedule B is amended in full to read as follows:

          "CONSOLIDATED NET INCOME" for any period means the net income (or net loss) of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP, EXCLUDING:

          (a) the proceeds of any life insurance policy;

          (b) any gain arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets and other than the losses excluded from Consolidated Net Income under clause (f) below),
     (2) any write-up of assets, or (3) the acquisition by the Company or any Restricted Subsidiary of its outstanding securities constituting Indebtedness;

          (c) any amount representing the interest of the Company or any Restricted Subsidiary in the undistributed earnings of any other Person;

          (d) any earnings of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner;

          (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person;

          (f) any non-recurring loss arising from the sale or other disposition of any asset in 2001 but only to the extent that the aggregate amount of such losses is less than $25,000,000; and

          (g) any non-recurring restructuring charges recorded in 2001 but only to the extent that the aggregate amount of such restructuring charges is less than $25,000,000."

     On and after the effective date of this Letter Amendment No. 2, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment No.
2. The Agreement, as amended by this Letter Amendment No. 2, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

     This Letter Amendment No. 2 may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment No. 2 to Lennox International Inc., 2140 Lake Park Blvd., Richardson, TX 75080, Attention of Chief Financial Officer. This Letter Amendment No. 2 shall become effective as of the date first above written when and if (i) counterparts of this Letter Amendment No. 2 shall have been executed by us and you; (ii) holders of at least 66-2/3% in aggregate unpaid principal amount of all notes under each of the1993 Note Agreements, the 1995 Note Agreement and the 1998 Note Agreement (as each such term is defined in Exhibit A attached hereto) at the time outstanding shall have executed an amendment similar to this Letter Amendment No. 2; and (iii) the Company shall have furnished to Prudential evidence of the satisfaction of clause (ii).

                                       Very truly yours,

                                       LENNOX INTERNATIONAL INC.

                                       By: /s/ CARL E. EDWARDS, JR.
                                           ------------------------
                                           Carl E. Edwards, Jr.
                                           Executive Vice President


Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: /s/ RIC E. ABEL
    ---------------
    Ric E. Abel
    Vice President

                                      -3-